Exhibit 10.7

NOMINEE AGREEMENT

AGREEMENT made as of the 2nd day of April, 2004, between MACK-CALI REALTY CORPORATION, a Maryland corporation having its principal place of business at 11 Commerce Drive, Cranford, New Jersey 07016 (referred to herein as “Agent”), and MACK-CALI REALTY, L.P., a Delaware limited partnership having its principal place of business at 11 Commerce Drive, Cranford, New Jersey 07016 (referred to herein as “Principal”).

W I T N E S S E T H:

WHEREAS, Principal has requested Agent to act as its nominee for the purposes of entering into and performing the obligations and duties of the assignee under that certain Master Assignment and Assumption Agreement (the “Assignment Agreement”) dated April 2, 2004 between AT&T Corp., as assignor, and Agent, as assignee, for the assignment and assumption of certain leases set forth in the Assignment Agreement and related obligations.  The Assignment Agreement is attached hereto as Exhibit A.

WHEREAS, Agent has willingly agreed to act as a nominee for Principal with respect to the obligations and duties of the assignee under the Assignment Agreement and all documents executed pursuant thereto.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.             Principal hereby appoints Agent to act as Principal’s nominee, and Agent hereby accepts such appointment and agrees to perform such obligations and duties for and on behalf of Principal as are set forth in the Assignment Agreement.

2.             Agent acknowledges that Agent will be acting as the leasehold assignee in connection with the performance of the Principal’s obligations and duties under the Assignment Agreement, including but not limited to managing, maintaining and/or leasing the leaseholds described therein (the “Leaseholds”) solely as nominee for and on behalf of Principal.

3.             Principal shall have and shall at all times continue to have all obligations, liabilities, benefits, rights, privileges and indemnities accruing under or with respect to the Assignment Agreement, and shall be liable for all acts of the Agent in connection with the performance of its duties under the Assignment Agreement as if such actions were undertaken directly by the Principal.

4.             Agent shall have no discretionary authority to act for or on behalf of Principal other than in its capacity as general partner of Principal.  Agent shall not do or suffer to be done any act or omission with respect to the Assignment Agreement, but shall perform only such acts as may be specifically requested by Principal from time to time, including, without limitation, the following:

(a)           Upon delivery of written instructions from Principal, Agent shall immediately cause the Assignment Agreement to be assigned to Principal or to such other person, persons or entities as Principal may, in Principal’s sole discretion, designate.

(b)           Any and all notices, statements and communications received by Agent as the assignee with respect to the Leaseholds shall be promptly given to Principal.

(c)           If Agent shall receive any funds advanced pursuant to the Assignment Agreement and/or any contracts and documents executed in accordance therewith or herewith, Agent shall disburse such funds in accordance with the directions of Principal, either directly to Principal or to such persons, firms and/or entities as Principal may, in Principal’s sole discretion, designate.  Agent shall account to Principal for all funds so received by Agent on behalf of Principal in such reasonable manner as Principal may from time to time require.

5.             Agent agrees that Agent shall not, without prior written consent of Principal, disclose the existence of the agency established hereby, or the fact that Agent is the assignee with respect to the Leaseholds as nominee for Principal, to any third party, except as required by law or to enforce any rights hereunder.

6.             The authority and duties of Agent hereunder shall not be delegated or assigned by Agent except at the written direction or with the prior written consent of Principal.

7.             This Agreement may be terminated by Principal or Agent at any time upon thirty (30) days’ prior written notice to the other party.  Upon termination, Agent shall execute and deliver to Principal or Principal’s designee, all of Agent’s rights and interests held by Agent as nominee pursuant hereto, as may reasonably be requested by Principal and as may be reasonably necessary to assign the Assignment Agreement to Principal or Principal’s designees.

8.             Principal does hereby agree to well and truly indemnify and save harmless Agent from all manner of suits, actions, damages, charges, expenses, including reasonable attorneys’ fees and disbursements, that Agent may sustain by reason of having entered into this Agreement and/or by reason of Agent acting as assignee and/or by reason of Agent having delivered and executed this Agreement.

9.             All notices, communications and directions hereunder shall be delivered personally or sent by certified or registered mail to the parties at their aforesaid addresses.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

PRINCIPAL:

MACK-CALI REALTY, L.P.

By:	Mack-Cali Realty Corporation
Its general partner

By:	/s/ Roger W. Thomas
	Name:	Roger W. Thomas
	Title:	Executive Vice President,
General Counsel and Secretary

AGENT:

MACK-CALI REALTY CORPORATION

By:	/s/ Barry Lefkowitz
	Name:	Barry Lefkowitz
	Title:	Executive Vice President
and Chief Financial Officer